SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Russell Investment Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fees paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Month, xx, 2007

Dear Russell Funds shareholder:

Recently, Russell Investment Company sent you a proxy statement with details regarding a number of proposals on which you are entitled to vote.

This is our second request since records indicate you have not yet voted. If you have already submitted your vote, we apologize for the inconvenience.

Your vote is important. Please take a few minutes to consider the proposals and submit your vote.

1.	Review the previously sent material to understand the proposals. A letter to shareholders and Q&A outlining the issues were included in the earlier mailing.

2.	Submit your vote via the included proxy card, over the phone, or online following the instructions detailed on the proxy card.

If you have questions about this voting procedure or have misplaced your proxy materials, please call Computershare, the proxy solicitor, at 1-866-525-2720.

Thank you for your time. We appreciate your participation.

Sincerely,

Gregory J. Lyons

Secretary

Russell Investment Company

Month, xx, 2007

Dear Russell Funds shareholder:

As you should be aware due to previous mailings, Russell Investment Company has called a special meeting of shareholders and has requested your vote on certain proposals.

This is our third request for you to participate and vote your shares.

You were sent one or more proxy statements with details regarding the proposals earlier this summer.

Please take a few minutes to consider the proposals and submit your vote.

1.	Review the previously sent material to understand the proposals. A letter to shareholders and Q&A outlining the issues were included in the earlier mailing.

2.	Submit your vote via the included proxy card, over the phone, or online following the instructions detailed on the proxy card.

If you have questions about this voting procedure or have misplaced your proxy materials, please call Computershare, the proxy solicitor, at 1-866-525-2720.

Thank you for your time. We appreciate your participation.

Sincerely,

Gregory J. Lyons

Secretary

Russell Investment Company